EXHIBIT 10.19

CONSENT FEE AGREEMENT

This CONSENT FEE AGREEMENT, dated as of September 16, 2009 (this “Agreement”), is among Eos Capital Partners III, L.P., a Delaware limited partnership (“ECP III”), Eos Partners SBIC III, L.P., a Delaware limited partnership (“Eos SBIC”), and Addus HomeCare Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company is currently contemplating an initial public offering of its common stock (the “IPO”), and in furtherance thereof, has filed a registration statement on Form S-1 (SEC File No. 333-160634) (the “Registration Statement”) with the Securities and Exchange Commission;

WHEREAS, pursuant to the Company’s request, ECP III and Eos SBIC provided their respective (i) consents and approvals, pursuant to the Stockholders’ Agreement, dated as of September 19, 2006, among the Company, ECP III, Eos SBIC and Freeport Loan Fund LLC (together with ECP III and Eos SBIC, the “Investors”) and the Management Stockholders (as defined therein), for the Company to, among other things, issue or authorize any equity securities and initiate a process with respect to, or consummate, the IPO and (ii) waivers of certain rights in connection with the Registration Rights Agreement, dated as of September 19, 2006, among the Company, the Investors and the Management Stockholders, by providing notices to the Company, dated as of June 16, 2009 (collectively, the “Consents”), with the understanding that a fee to be negotiated at a future date would be payable as directed by ECP III and Eos SBIC in exchange for providing the Consents; and

WHEREAS, to facilitate the IPO, pursuant to the Company’s request, ECP III and Eos SBIC exercised their respective rights under Section 7 of the Restated Certificate of Incorporation of the Corporation (the “Charter”) to convert ECP III’s 28,940 shares of Series A Convertible Preferred Stock (as defined in the Charter) and Eos SBIC’s 8,310 shares of Series A Convertible Preferred Stock of the Corporation into shares of Common Stock (as defined in the Charter) of the Corporation, effective immediately prior to the consummation of the IPO, at the Series A Conversion Price (as defined in the Charter) then in effect, by providing notices to the Company, dated as of June 16, 2009 (collectively, the “Conversion Notices”), with the understanding that a fee to be negotiated at a future date would be payable as directed by ECP III and Eos SBIC in exchange for providing the Conversion Notices; and

WHEREAS, the Company has requested that ECP III and Eos SBIC agree to accept promissory notes (the “Dividend Notes”) in respect of the unpaid dividends that will have accrued on the shares of Series A Convertible Preferred Stock that are the subject of the Conversion Notices immediately prior to the completion of the IPO, in lieu of cash payments in respect thereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Consent Fee. In consideration for the execution and delivery of the Consents and Conversion Notices and the agreement of Eos SBIC and ECP III to accept the Dividend Notes, the Company shall pay, promptly following the consummation of the IPO, an amount equal to (i) $334,631 as directed by Eos SBIC and (ii) $1,165,369 as directed by ECP III (each amount, a “Consent Fee”). The Company shall pay each Consent Fee by wire transfer of immediately available funds to an account designated by Eos SBIC or ECP III, as applicable.

Section 2. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be orally modified and may be modified only by a written agreement executed by Eos SBIC, ECP III and the Company.

Section 3. Further Assurances. The parties hereto agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as may be reasonably requested in connection with the administration and enforcement of this Agreement.

Section 4. Headings. The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Agreement.

Section 5. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 6. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THEREOF.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Consent Fee Agreement to be duly executed and delivered as of the day and year first above written.

ADDUS HOMECARE CORPORATION

By:	/s/ Mark S. Heaney
Name:	Mark S. Heaney
Title:	Chief Executive Officer

EOS CAPITAL PARTNERS III, L.P.

By: ECP General III, L.P.,
its general partner

	By:	ECP III, LLC,
its general partner

		By:	/s/ Brian D. Young
Brian D. Young

EOS PARTNERS SBIC III, L.P.

By:	Eos SBIC General III, L.L.C.,
its general partner

	By:	Eos Partners, L.P.,
its managing member

	By:	Eos General, L.L.C.,
its general partner

		By:	/s/ Brian D. Young
Brian D. Young

Signature Page to Consent Fee Agreement